UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2018

Commission File No. 1-35933 (Gramercy Property Trust)

Commission File No. 333-219049-01 (GPT Operating Partnership LP)

Gramercy Property Trust

GPT Operating Partnership LP

(Exact name of registrant as specified in its charter)

Gramercy Property Trust	Maryland	56-2466617
GPT Operating Partnership LP	Delaware	56-2466618
	(State or other jurisdiction incorporation or organization)	(I.R.S. Employer Identification No.)

90 Park Avenue, 32nd Floor, New York, NY 10016

(Address of principal executive offices — zip code)

(212) 297-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.07.                            Submission of Matters to a Vote of Security Holders.

On August 9, 2018, Gramercy Property Trust (the “Company”) held a special meeting of shareholders (the “Special Meeting”) to consider certain proposals related to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 6, 2018, by and among the Company, GPT Operating Partnership LP, BRE Glacier Parent L.P., BRE Glacier L.P. and BRE Glacier Acquisition L.P., pursuant to which the Company will merge with and into BRE Glacier L.P. (the “Merger”), with BRE Glacier L.P. surviving the merger.

As of the close of business on June 26, 2018, the record date for the Special Meeting, there were 160,792,820 common shares of the Company, par value $0.01 per share (the “Common Shares”), outstanding, each of which was entitled to one vote with respect to each proposal at the Special Meeting.  At the Special Meeting, a total of 119,295,479 Common Shares, representing approximately 74% of the outstanding shares entitled to vote, were present in person or by proxy, constituting a quorum to conduct business.

At the Special Meeting, the proposals described below were considered, each of which is further described in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission and first mailed to shareholders on June 27, 2018, as it may be amended or supplemented.

The final voting results for each proposal are set forth below.

1.              Proposal to approve the Merger and the other transactions contemplated by the Merger Agreement:

For	Against	Abstain	Broker Non-Votes
117,792,754	1,122,809	379,916	—

Proposal 1 was approved by the Company’s shareholders, as the number of votes in favor of Proposal 1 constituted the affirmative vote of holders of Common Shares entitled to cast not less than a majority of all the votes entitled to be cast on the matter.

2.              Proposal to approve, on a non-binding, advisory basis, of the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger:

For	Against	Abstain	Broker Non-Votes
92,839,655	25,840,367	615,457	—

Proposal 2 was approved by the Company’s shareholders, as the number of votes in favor of Proposal 2 constituted the affirmative vote of a majority of the votes cast on the proposal.

3.              Proposal to approve any adjournment of the Special Meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the Special Meeting to approve the Merger and the other transactions contemplated by the Merger Agreement:

Because there were sufficient votes at the Special Meeting to approve the proposal regarding the Merger and the other transactions contemplated by the Merger Agreement, this third proposal was not submitted to the Company’s shareholders for approval at the Special Meeting.

Subject to the satisfaction or waiver of all the conditions to the Merger as described in the Merger Agreement, the Merger is expected to be completed in either September or the first-half of October of this year.

Item 8.01                                           Other Events.

On August 9, 2018, the Company issued a press release regarding shareholder approval of the Merger and certain related matters.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description of Document
99.1	Press Release of Gramercy Property Trust, dated August 9, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

GRAMERCY PROPERTY TRUST

Date: August 9, 2018	By:	/s/ Jon W. Clark
	Name:	Jon W. Clark
	Title:	Chief Financial Officer

GPT OPERATING PARTNERSHIP LP

Date: August 9, 2018	By:	/s/ Jon W. Clark
	Name:	Jon W. Clark
	Title:	Chief Financial Officer